FOR IMMEDIATE RELEASE
DATE: March 31, 2020

XENIA HOTELS & RESORTS PROVIDES BUSINESS UPDATE

Orlando, FL - March 31, 2020 - Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today provided an update on pending transactions, as well as an update on the impact of COVID-19 on its operations.

On February 24, 2020, Xenia announced that it had entered into an agreement to sell the 492-room Renaissance Austin Hotel for $100.5 million, with an anticipated closing date during the first quarter of 2020. Subsequent to the announcement, the parties entered into an amendment to the agreement that extended the closing until April 16, 2020 and authorized the release of the $2 million deposit held in escrow to the Company. At this time, the Company cannot provide assurances that the transaction will close as agreed upon, or at all.

On March 4, 2020, Xenia announced it had executed an agreement to sell a seven-hotel portfolio for $483 million. There is currently no change to the timing or terms of this transaction. The buyer continues to have a $20 million non-refundable deposit at risk should the transaction not proceed.

Also in the first quarter, the Company entered into an agreement to sell the 522-room Renaissance Atlanta Waverly Hotel & Convention Center for $155 million. The transaction was initially expected to close in March 2020, but the parties subsequently agreed to extend the closing until July 31, 2020. The buyer has a $7.75 million non-refundable deposit at risk should the transaction not proceed.

Based on the current status of the financial markets, and overall economic uncertainty, the Company can make no assurances that any of the three aforementioned transactions will close as agreed upon, or at all. If the transactions are not completed as a result of the respective buyer parties' default, the Company expects to receive the non-refundable deposits which are currently held in escrow.

Since the Company last issued an update on operating performance on March 11, 2020, the impact of the COVID-19 pandemic on its operations has increased significantly, with the vast majority of group business for April and May now having been canceled and both business transient and leisure demand declining significantly throughout the portfolio, consistent with trends throughout the U.S. lodging industry.

The Company’s operating partners have lowered hotel operating expenses, primarily by adjusting staffing levels in response to the significant reduction in demand. Specific actions vary by property, with a range that includes closure of restaurants, bars, amenities, floors, wings or the entire property. At present, 24 of the Company’s hotels and resorts have temporarily suspended operations or are in the process of temporarily suspending operations. The remainder of the Company’s properties are currently operating at reduced levels; however, the Company may temporarily suspend the operations at additional hotels in the future as a result of the COVID-19 pandemic.

In addition to the expense-reduction efforts undertaken at the properties, the Company expects to reduce its corporate full-year cash general and administrative expense by over 20%, or approximately $5 million, primarily resulting from lower executive incentive compensation, as well as a reduction in other costs. The Company will evaluate further expense reductions as appropriate.

With respect to capital expenditures, Xenia has reviewed its capital program for 2020 and is canceling or deferring approximately $50 million of capital expenditures, representing a 40% reduction. The Company’s current estimate for full-year capital expenditures is approximately $70 million. This estimate primarily reflects projects that are currently in-progress or for which materials have been ordered. Most of these expenditures relate to the transformative renovation of Park Hyatt Aviara Resort, Golf Club & Spa and the guestroom renovation at Marriott Woodlands Waterway Hotel & Convention Center. Each of these projects has been adjusted, in terms of timing or scope, to reduce 2020 capital outlays.

In order to bolster the Company's unrestricted cash position and to help meet its ongoing operational and financial obligations, the Company drew the remaining $340 million on its $500 million Senior Unsecured Revolving Credit Facility on March 17, 2020. The Company’s previously declared first quarter dividend will be paid on April 15, 2020 to shareholders of record as of March 31, 2020. Xenia expects to suspend its dividend through the balance of the year until it determines the required dividend amount to cover its taxable income for 2020.

“The impact of COVID-19 on the global and U.S. economy and the travel industry in particular has been unprecedented, causing a severe impact to our short-term operations,” commented Marcel Verbaas, Chairman and Chief Executive Officer of Xenia. “At this time, our immediate focus has been on the well-being and safety of our guests, our associates and our operators’ employees at our properties, as well as the financial strength of our company. I am proud of all the hard work by our associates and our operators’ employees during these difficult times. Our dedication to keeping our balance sheet in a strong position throughout the lodging cycle and our success in significantly increasing the appeal of our portfolio to many different sources of demand should benefit us as we navigate through the current health crisis and work to stabilize our operations when business levels start to return to normalized levels. With our experienced and dedicated management team, our strong liquidity position, our high-quality portfolio, and the strength of our operators and brand affiliations, we believe we are well-positioned to weather this storm.”

About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests primarily in uniquely positioned luxury and upper upscale hotels and resorts, with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. The Company owns 39 hotels comprising 11,245 rooms across 16 states. Xenia’s hotels are primarily in the luxury and upper upscale segments, and operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, and Hilton, as well as leading independent management companies including The Kessler Collection and Sage Hospitality. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the status and outcome of certain asset sale transactions, the suspension of operations at our hotel properties, the anticipated impact of the COVID-19 pandemic on travel, transient and group demand, the anticipated impact of such pandemic on our results of operations, and the resulting amount of cancellation and attrition fees and cost-containment efforts. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic, including on the demand for travel, transient and group business (including, but not limited to, government-imposed travel or meeting restrictions), and levels of consumer confidence in the safety of travel as a result of the pandemic; the length of the COVID-19 pandemic and severity of such pandemic in the United States; the pace of economic recovery and the recovering of consumer confidence following the COVID-19 pandemic; our ability to implement cost-containment strategies; and the adverse effects of the COVID-19 pandemic on our business or the market price of our common stock. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Contact:
Lisa Ramey, Vice President Finance, Xenia Hotels & Resorts, (407) 246-8111

For additional information or to receive press releases via email, please visit our website at
www.xeniareit.com
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